Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2006-NC5
(filed pursuant to Rule 433; SEC file No. 333-134218)

SUBJECT TO REVISION Dated November 22, 2006

MBS New Issue Free Writing Prospectus

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

New Century Mortgage Corporation & Home123 Corporation
Originators

New Century Mortgage Corporation
Servicer

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2006-NC5
Issuing Entity

Carrington Investment Services, LLC

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-337-1385.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006
The Mortgage Loans (Total Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$1,216,634,844.67
Number of Mortgage Loans:	5,361
Average Scheduled Principal Balance:	$226,941.77
Weighted Average Gross Coupon:	8.272%
Weighted Average Original Credit Score:	616
Weighted Average Original LTV Ratio²:	80.80%
Weighted Average Combined LTV Ratio²:	85.54%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Original Term (months):	359
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.213%
Weighted Average Initial Rate Cap¹:	1.994%
Weighted Average Periodic Rate Cap¹:	1.497%
Interest Only Loans:	23.60%
Silent Seconds:	24.77%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006
The Mortgage Loans (Total Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 Fixed	2	$99,732.58	0.01%	$49,866.29	606	76.56%	7.712%
15 Fixed	20	2,278,301.70	0.19	113,915.09	585	64.00	8.508
20 Fixed	15	1,888,365.73	0.16	125,891.05	579	71.83	8.850
2/1 ARM	1,264	223,779,826.73	18.39	177,041.00	609	80.79	8.572
2/1 ARM 5Y-IO	684	197,302,376.34	16.22	288,453.77	644	82.27	7.631
30 Fixed	581	81,429,191.56	6.69	140,153.51	619	80.40	8.741
30 Fixed 5Y-IO	27	5,855,533.83	0.48	216,871.62	646	82.07	7.897
3/1 ARM	360	74,026,911.47	6.08	205,630.31	603	83.71	8.741
3/1 ARM 5Y-IO	266	83,945,794.29	6.90	315,585.69	650	83.20	7.469
40/30 2/1 ARM	1,391	354,000,957.62	29.10	254,493.86	597	80.11	8.496
40/30 3/1 ARM	397	108,583,177.21	8.92	273,509.26	609	79.52	8.210
40/30 Fixed	354	83,444,675.61	6.86	235,719.42	631	77.91	8.057
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	1	$252,000.00	0.02%	$252,000.00	641	80.00%	5.500%
5.501—6.000	60	20,617,019.15	1.69	343,616.99	660	77.14	5.856
6.001—6.500	171	54,274,431.59	4.46	317,394.34	661	77.78	6.360
6.501—7.000	418	126,465,307.82	10.39	302,548.58	643	78.00	6.818
7.001—7.500	541	147,562,379.08	12.13	272,758.56	638	78.44	7.313
7.501—8.000	857	210,431,815.97	17.30	245,544.71	624	79.73	7.790
8.001—8.500	682	157,998,682.37	12.99	231,669.62	619	80.88	8.290
8.501—9.000	849	188,570,983.57	15.50	222,109.52	602	82.37	8.783
9.001—9.500	606	116,990,605.61	9.62	193,053.80	588	83.03	9.273
9.501—10.000	608	106,864,260.65	8.78	175,763.59	584	83.42	9.767
10.001—10.500	256	41,132,832.84	3.38	160,675.13	581	84.49	10.277
10.501—11.000	195	30,847,974.89	2.54	158,194.74	579	85.38	10.742
11.001—11.500	73	8,968,351.18	0.74	122,854.13	587	84.76	11.223
11.501—12.000	30	4,207,556.51	0.35	140,251.88	557	80.25	11.665
12.001—12.500	12	1,221,850.88	0.10	101,820.91	583	80.01	12.264
12.501—13.000	2	228,792.56	0.02	114,396.28	549	43.99	12.625
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Total Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	93	$3,785,734.17	0.31%	$40,706.82	627	84.98%	9.876%
50,000.01—100,000.00	784	61,632,324.92	5.07	78,612.66	595	80.52	9.272
100,000.01—150,000.00	1,042	130,413,870.62	10.72	125,157.27	602	79.57	8.752
150,000.01—200,000.00	889	155,718,975.40	12.80	175,161.95	603	78.90	8.495
200,000.01—250,000.00	719	161,538,567.07	13.28	224,671.16	609	78.85	8.303
250,000.01—300,000.00	518	142,457,514.99	11.71	275,014.51	611	80.59	8.240
300,000.01—350,000.00	338	109,273,146.84	8.98	323,293.33	618	82.16	8.186
350,000.01—400,000.00	351	131,434,162.87	10.80	374,456.30	621	80.41	7.891
400,000.01—450,000.00	230	97,482,401.07	8.01	423,836.53	634	83.51	7.933
450,000.01—500,000.00	170	81,026,971.13	6.66	476,629.24	630	83.13	7.880
500,000.01—550,000.00	81	42,580,085.01	3.50	525,680.06	629	83.54	8.008
550,000.01—600,000.00	50	28,740,372.09	2.36	574,807.44	639	83.86	8.127
600,000.01—650,000.00	33	20,619,578.67	1.69	624,835.72	638	82.28	8.011
650,000.01—700,000.00	23	15,487,032.40	1.27	673,349.23	649	85.41	7.732
700,000.01—750,000.00	18	13,087,845.51	1.08	727,102.53	643	78.41	7.821
750,000.01—800,000.00	4	3,089,868.58	0.25	772,467.15	638	80.00	8.240
800,000.01—850,000.00	5	4,184,231.07	0.34	836,846.21	649	85.28	8.860
850,000.01—900,000.00	1	879,711.04	0.07	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.08	919,311.74	634	80.00	8.500
950,000.01—1,000,000.00	4	3,977,248.98	0.33	994,312.25	623	80.84	7.912
1,000,000.01 >=	7	8,305,890.50	0.68	1,186,555.79	654	75.25	7.492
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Total Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	93	$3,785,734.17	0.31%	$40,706.82	627	84.98%	9.876%
50,000.01—100,000.00	786	61,832,259.83	5.08	78,667.00	595	80.42	9.266
100,000.01—150,000.00	1,040	130,213,935.71	10.70	125,205.71	602	79.61	8.754
150,000.01—200,000.00	890	155,918,823.56	12.82	175,189.69	603	78.90	8.493
200,000.01—250,000.00	718	161,338,718.91	13.26	224,705.74	609	78.85	8.305
250,000.01—300,000.00	518	142,457,514.99	11.71	275,014.51	611	80.59	8.240
300,000.01—350,000.00	345	111,721,256.08	9.18	323,829.73	617	81.86	8.173
350,000.01—400,000.00	345	129,385,932.45	10.63	375,031.69	621	80.66	7.901
400,000.01—450,000.00	229	97,082,522.25	7.98	423,941.15	634	83.48	7.927
450,000.01—500,000.00	170	81,026,971.13	6.66	476,629.24	630	83.13	7.880
500,000.01—550,000.00	81	42,580,085.01	3.50	525,680.06	629	83.54	8.008
550,000.01—600,000.00	50	28,740,372.09	2.36	574,807.44	639	83.86	8.127
600,000.01—650,000.00	34	21,269,261.56	1.75	625,566.52	638	82.36	7.965
650,000.01—700,000.00	22	14,837,349.51	1.22	674,424.98	649	85.43	7.785
700,000.01—750,000.00	18	13,087,845.51	1.08	727,102.53	643	78.41	7.821
750,000.01—800,000.00	4	3,089,868.58	0.25	772,467.15	638	80.00	8.240
800,000.01—850,000.00	5	4,184,231.07	0.34	836,846.21	649	85.28	8.860
850,000.01—900,000.00	1	879,711.04	0.07	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.08	919,311.74	634	80.00	8.500
950,000.01—1,000,000.00	4	3,977,248.98	0.33	994,312.25	623	80.84	7.912
1,000,000.01 >=	7	8,305,890.50	0.68	1,186,555.79	654	75.25	7.492
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	2	$99,732.58	0.01%	$49,866.29	606	76.56%	7.712%
121—180	20	2,278,301.70	0.19	113,915.09	585	64.00	8.508
181—240	15	1,888,365.73	0.16	125,891.05	579	71.83	8.850
301—360	5,324	1,212,368,444.66	99.65	227,717.59	616	80.85	8.271
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Total Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	2	$99,732.58	0.01%	$49,866.29	606	76.56%	7.712%
121—180	20	2,278,301.70	0.19	113,915.09	585	64.00	8.508
181—240	15	1,888,365.73	0.16	125,891.05	579	71.83	8.850
301—360	5,324	1,212,368,444.66	99.65	227,717.59	616	80.85	8.271
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	2	$99,963.98	0.01%	$49,981.99	563	8.93%	9.300%
10.01—15.00	1	49,972.54	0.00	49,972.54	595	11.11	8.975
15.01—20.00	5	445,683.44	0.04	89,136.69	696	18.88	8.440
20.01—25.00	4	352,994.06	0.03	88,248.52	609	22.49	8.063
25.01—30.00	10	1,141,699.20	0.09	114,169.92	588	27.38	8.788
30.01—35.00	20	2,639,029.95	0.22	131,951.50	590	33.06	8.737
35.01—40.00	22	3,373,911.90	0.28	153,359.63	586	37.69	7.977
40.01—45.00	49	8,223,309.63	0.68	167,822.65	581	43.02	7.982
45.01—50.00	70	12,127,624.80	1.00	173,251.78	588	47.76	7.845
50.01—55.00	84	16,611,411.70	1.37	197,754.90	582	52.76	8.039
55.01—60.00	134	28,609,971.10	2.35	213,507.25	589	58.39	7.737
60.01—65.00	191	40,539,469.18	3.33	212,248.53	582	63.33	8.037
65.01—70.00	278	64,346,701.58	5.29	231,462.96	589	68.78	8.172
70.01—75.00	362	82,156,960.77	6.75	226,952.93	589	73.95	8.292
75.01—80.00	1,781	422,736,446.39	34.75	237,359.04	635	79.78	7.926
80.01—85.00	693	158,447,917.29	13.02	228,640.57	587	84.51	8.554
85.01—90.00	1,023	242,215,055.82	19.91	236,769.36	617	89.65	8.611
90.01—95.00	431	113,818,289.29	9.36	264,079.56	638	94.83	8.477
95.01—100.00	201	18,698,432.05	1.54	93,027.03	666	100.00	10.209
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Total Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	2	$99,963.98	0.01%	$49,981.99	563	8.93%	9.300%
10.01—15.00	1	49,972.54	0.00	49,972.54	595	11.11	8.975
15.01—20.00	5	445,683.44	0.04	89,136.69	696	18.88	8.440
20.01—25.00	4	352,994.06	0.03	88,248.52	609	22.49	8.063
25.01—30.00	10	1,141,699.20	0.09	114,169.92	588	27.38	8.788
30.01—35.00	20	2,639,029.95	0.22	131,951.50	590	33.06	8.737
35.01—40.00	22	3,373,911.90	0.28	153,359.63	586	37.69	7.977
40.01—45.00	49	8,223,309.63	0.68	167,822.65	581	43.02	7.982
45.01—50.00	70	12,127,624.80	1.00	173,251.78	588	47.76	7.845
50.01—55.00	83	16,533,503.65	1.36	199,198.84	582	52.76	8.036
55.01—60.00	133	28,361,471.10	2.33	213,244.14	588	58.39	7.750
60.01—65.00	190	40,178,635.88	3.30	211,466.50	582	63.34	8.031
65.01—70.00	272	61,962,427.96	5.09	227,803.04	589	68.79	8.195
70.01—75.00	356	81,234,129.19	6.68	228,185.76	589	73.90	8.296
75.01—80.00	670	147,826,992.65	12.15	220,637.30	590	79.40	8.413
80.01—85.00	643	148,751,880.66	12.23	231,340.41	586	84.28	8.544
85.01—90.00	983	235,405,297.50	19.35	239,476.40	617	89.53	8.587
90.01—95.00	496	126,069,074.81	10.36	254,171.52	637	93.69	8.481
95.01—100.00	1,352	301,857,241.77	24.81	223,267.19	657	81.52	7.862
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	1,004	$337,792,367.11	27.76%	$336,446.58	627	79.43%	7.860%
FL	623	122,571,410.10	10.07	196,743.84	603	79.59	8.490
NY	340	113,074,672.51	9.29	332,572.57	625	80.36	8.088
NJ	280	78,715,545.28	6.47	281,126.95	625	81.76	8.389
IL	251	53,312,903.99	4.38	212,402.01	615	83.77	8.435
TX	408	52,994,349.48	4.36	129,888.11	610	81.00	8.800
MD	195	48,874,906.07	4.02	250,640.54	601	80.86	8.300
MA	152	39,559,426.01	3.25	260,259.38	618	78.83	8.342
AZ	187	38,329,366.05	3.15	204,969.87	614	79.59	8.111
WA	116	29,994,367.01	2.47	258,572.13	610	82.99	8.059
PA	184	27,082,198.93	2.23	147,185.86	600	82.15	8.660
HI	70	24,329,777.92	2.00	347,568.26	647	79.13	7.603
GA	119	19,585,709.48	1.61	164,585.79	607	83.66	8.861
NV	78	17,572,383.78	1.44	225,286.97	613	78.21	8.248
MN	94	16,039,273.68	1.32	170,630.57	622	82.28	8.411
Other	1,260	196,806,187.27	16.18	156,195.39	600	83.06	8.721
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Total Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	436	$84,845,256.66	6.97%	$194,599.21	647	83.82%	9.123%
Primary Residence	4,794	1,102,571,422.82	90.62	229,989.87	613	80.53	8.195
Second Home	131	29,218,165.19	2.40	223,039.43	647	82.08	8.705
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	3,942	$860,878,106.74	70.76%	$218,386.13	612	80.66%	8.274%
Pud-Detached	550	132,814,009.29	10.92	241,480.02	618	82.36	8.207
2-4 Unit	378	116,040,683.33	9.54	306,985.93	633	79.22	8.284
Condo	350	75,478,127.07	6.20	215,651.79	635	81.33	8.298
Pud-Attached	138	30,779,935.24	2.53	223,043.01	611	82.76	8.373
Modular Home	3	643,983.00	0.05	214,661.00	588	78.84	8.659
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,943	$681,330,421.84	56.00%	$231,508.81	597	78.72%	8.314%
Purchase	1,882	411,436,620.24	33.82	218,616.70	646	83.78	8.278
Rate/Term	536	123,867,802.59	10.18	231,096.65	616	82.34	8.024
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Total Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	3,296	$696,919,106.34	57.28%	$211,443.90	603	80.87%	8.013%
Limited Documentation	80	20,292,544.68	1.67	253,656.81	608	78.28	8.121
Stated Documentation	1,985	499,423,193.65	41.05	251,598.59	633	80.80	8.640
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	21	$4,264,537.46	0.35%	$203,073.21	500	76.06%	9.125%
501—525	464	87,236,148.23	7.17	188,008.94	513	74.92	9.343
526—550	487	95,260,616.38	7.83	195,607.02	538	75.88	8.969
551—575	667	135,266,241.12	11.12	202,797.96	562	78.54	8.745
576—600	675	148,413,847.89	12.20	219,872.37	589	81.30	8.461
601—625	911	212,585,320.87	17.47	233,353.81	613	82.05	8.093
626—650	831	194,066,902.41	15.95	233,534.18	638	82.88	7.994
651—675	628	161,138,576.28	13.24	256,590.09	662	82.12	7.851
676—700	332	81,062,687.37	6.66	244,164.72	688	82.68	7.827
701—725	164	46,505,434.10	3.82	283,569.72	712	83.49	7.646
726—750	106	31,209,287.32	2.57	294,427.24	738	83.06	7.666
751—775	45	11,819,449.14	0.97	262,654.43	760	82.21	7.936
776—800	21	6,012,172.43	0.49	286,293.93	781	80.60	7.329
801—825	9	1,793,623.67	0.15	199,291.52	805	74.10	7.302
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,762	$402,378,186.92	33.07%	$228,364.46	618	81.82%	8.648%
12	336	109,028,844.74	8.96	324,490.61	621	81.03	8.214
24	2,346	508,680,710.56	41.81	216,828.95	609	80.39	8.118
36	917	196,547,102.45	16.15	214,337.08	626	79.65	7.933
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Total Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	5,188	$1,205,183,168.89	99.06%	$232,302.08	615	80.62%	8.252%
Second Lien	173	11,451,675.78	0.94	66,194.66	672	99.91	10.344
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$1,041,639,043.66
Number of Mortgage Loans:	4,362
Average Scheduled Principal Balance:	$238,798.50
Weighted Average Gross Coupon:	8.253%
Weighted Average Original Credit Score:	614
Weighted Average Original LTV Ratio²:	81.11%
Weighted Average Combined LTV Ratio²:	86.12%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.213%
Weighted Average Initial Rate Cap¹:	1.994%
Weighted Average Periodic Rate Cap¹:	1.497%
Interest Only Loans:	27.00%
Silent Seconds:	26.24%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2/1 ARM	1,264	$223,779,826.73	21.48%	$177,041.00	609	80.79%	8.572%
2/1 ARM 5Y-IO	684	197,302,376.34	18.94	288,453.77	644	82.27	7.631
3/1 ARM	360	74,026,911.47	7.11	205,630.31	603	83.71	8.741
3/1 ARM 5Y-IO	266	83,945,794.29	8.06	315,585.69	650	83.20	7.469
40/30 2/1 ARM	1,391	354,000,957.62	33.98	254,493.86	597	80.11	8.496
40/30 3/1 ARM	397	108,583,177.21	10.42	273,509.26	609	79.52	8.210
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	1	$252,000.00	0.02%	$252,000.00	641	80.00%	5.500%
5.501—6.000	60	20,617,019.15	1.98	343,616.99	660	77.14	5.856
6.001—6.500	131	41,017,340.33	3.94	313,109.47	655	78.84	6.315
6.501—7.000	340	103,727,048.11	9.96	305,079.55	640	78.56	6.820
7.001—7.500	467	126,918,835.33	12.18	271,774.81	639	79.21	7.314
7.501—8.000	745	186,569,157.18	17.91	250,428.40	623	80.05	7.786
8.001—8.500	586	140,348,667.73	13.47	239,502.85	617	81.24	8.289
8.501—9.000	725	166,230,690.54	15.96	229,283.71	600	82.65	8.785
9.001—9.500	505	102,269,161.21	9.82	202,513.19	586	83.26	9.277
9.501—10.000	446	88,982,342.26	8.54	199,511.98	583	83.49	9.764
10.001—10.500	178	32,703,130.04	3.14	183,725.45	581	84.26	10.275
10.501—11.000	118	23,031,667.06	2.21	195,183.62	578	84.84	10.746
11.001—11.500	34	4,954,288.49	0.48	145,714.37	568	80.75	11.185
11.501—12.000	19	3,103,850.56	0.30	163,360.56	562	80.08	11.651
12.001—12.500	5	685,053.11	0.07	137,010.62	540	76.05	12.275
12.501—13.000	2	228,792.56	0.02	114,396.28	549	43.99	12.625
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	14	$699,089.97	0.07%	$49,935.00	573	54.29%	9.148%
50,000.01—100,000.00	499	39,952,165.57	3.84	80,064.46	589	80.12	9.121
100,000.01—150,000.00	826	104,055,067.75	9.99	125,974.66	601	79.54	8.660
150,000.01—200,000.00	778	136,356,046.18	13.09	175,264.84	602	79.10	8.494
200,000.01—250,000.00	621	139,621,745.26	13.40	224,833.73	608	79.29	8.311
250,000.01—300,000.00	459	126,224,485.75	12.12	274,998.88	610	80.90	8.233
300,000.01—350,000.00	297	95,980,347.69	9.21	323,166.15	614	82.66	8.221
350,000.01—400,000.00	308	115,480,723.54	11.09	374,937.41	618	80.95	7.921
400,000.01—450,000.00	210	88,787,553.43	8.52	422,797.87	631	83.89	7.983
450,000.01—500,000.00	153	72,872,384.48	7.00	476,290.09	627	82.97	7.913
500,000.01—550,000.00	71	37,394,813.52	3.59	526,687.51	626	83.35	8.071
550,000.01—600,000.00	44	25,283,071.11	2.43	574,615.25	632	85.03	8.276
600,000.01—650,000.00	29	18,098,090.38	1.74	624,072.08	638	82.39	8.062
650,000.01—700,000.00	22	14,813,735.08	1.42	673,351.59	649	86.07	7.770
700,000.01—750,000.00	15	10,887,371.53	1.05	725,824.77	649	80.02	7.922
750,000.01—800,000.00	3	2,322,261.59	0.22	774,087.20	628	80.00	8.187
800,000.01—850,000.00	4	3,369,564.38	0.32	842,391.10	651	86.56	8.814
850,000.01—900,000.00	1	879,711.04	0.08	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.09	919,311.74	634	80.00	8.500
950,000.01—1,000,000.00	2	1,979,999.99	0.19	990,000.00	607	81.68	7.710
1,000,000.01 >=	5	5,661,503.68	0.54	1,132,300.74	645	76.30	7.307
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	14	$699,089.97	0.07%	$49,935.00	573	54.29%	9.148%
50,000.01—100,000.00	501	40,152,100.48	3.85	80,143.91	589	79.98	9.113
100,000.01—150,000.00	824	103,855,132.84	9.97	126,037.78	601	79.60	8.663
150,000.01—200,000.00	778	136,356,046.18	13.09	175,264.84	602	79.10	8.494
200,000.01—250,000.00	621	139,621,745.26	13.40	224,833.73	608	79.29	8.311
250,000.01—300,000.00	459	126,224,485.75	12.12	274,998.88	610	80.90	8.233
300,000.01—350,000.00	302	97,729,362.74	9.38	323,607.16	614	82.39	8.210
350,000.01—400,000.00	304	114,131,587.31	10.96	375,432.85	619	81.18	7.932
400,000.01—450,000.00	209	88,387,674.61	8.49	422,907.53	631	83.87	7.977
450,000.01—500,000.00	153	72,872,384.48	7.00	476,290.09	627	82.97	7.913
500,000.01—550,000.00	71	37,394,813.52	3.59	526,687.51	626	83.35	8.071
550,000.01—600,000.00	44	25,283,071.11	2.43	574,615.25	632	85.03	8.276
600,000.01—650,000.00	30	18,747,773.27	1.80	624,925.78	639	82.48	8.009
650,000.01—700,000.00	21	14,164,052.19	1.36	674,478.68	648	86.12	7.827
700,000.01—750,000.00	15	10,887,371.53	1.05	725,824.77	649	80.02	7.922
750,000.01—800,000.00	3	2,322,261.59	0.22	774,087.20	628	80.00	8.187
800,000.01—850,000.00	4	3,369,564.38	0.32	842,391.10	651	86.56	8.814
850,000.01—900,000.00	1	879,711.04	0.08	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.09	919,311.74	634	80.00	8.500
950,000.01—1,000,000.00	2	1,979,999.99	0.19	990,000.00	607	81.68	7.710
1,000,000.01 >=	5	5,661,503.68	0.54	1,132,300.74	645	76.30	7.307
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,990.87	0.00%	$49,990.87	502	7.87%	9.525%
15.01—20.00	5	445,683.44	0.04	89,136.69	696	18.88	8.440
20.01—25.00	2	145,877.47	0.01	72,938.74	531	23.19	9.552
25.01—30.00	5	652,478.31	0.06	130,495.66	585	28.13	8.503
30.01—35.00	16	2,345,163.50	0.23	146,572.72	596	33.06	8.520
35.01—40.00	18	3,004,122.99	0.29	166,895.72	583	37.59	7.869
40.01—45.00	35	6,201,547.91	0.60	177,187.08	587	43.14	8.012
45.01—50.00	44	8,285,847.90	0.80	188,314.73	584	47.82	7.856
50.01—55.00	64	12,949,566.29	1.24	202,336.97	574	52.66	8.096
55.01—60.00	95	19,252,304.97	1.85	202,655.84	570	58.22	7.970
60.01—65.00	147	32,057,685.69	3.08	218,079.49	579	63.28	8.072
65.01—70.00	226	54,746,935.90	5.26	242,243.08	587	68.85	8.177
70.01—75.00	282	65,949,883.58	6.33	233,864.84	582	73.95	8.348
75.01—80.00	1,533	371,250,129.08	35.64	242,172.30	634	79.78	7.871
80.01—85.00	585	138,099,007.73	13.26	236,066.68	587	84.50	8.524
85.01—90.00	905	218,143,786.96	20.94	241,042.86	616	89.64	8.621
90.01—95.00	374	101,739,097.26	9.77	272,029.67	636	94.83	8.536
95.01—100.00	25	6,319,933.81	0.61	252,797.35	655	100.00	10.102
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,990.87	0.00%	$49,990.87	502	7.87%	9.525%
15.01—20.00	5	445,683.44	0.04	89,136.69	696	18.88	8.440
20.01—25.00	2	145,877.47	0.01	72,938.74	531	23.19	9.552
25.01—30.00	5	652,478.31	0.06	130,495.66	585	28.13	8.503
30.01—35.00	16	2,345,163.50	0.23	146,572.72	596	33.06	8.520
35.01—40.00	18	3,004,122.99	0.29	166,895.72	583	37.59	7.869
40.01—45.00	35	6,201,547.91	0.60	177,187.08	587	43.14	8.012
45.01—50.00	44	8,285,847.90	0.80	188,314.73	584	47.82	7.856
50.01—55.00	63	12,871,658.24	1.24	204,312.04	575	52.67	8.093
55.01—60.00	94	19,003,804.97	1.82	202,168.14	568	58.22	7.993
60.01—65.00	146	31,696,852.39	3.04	217,101.73	579	63.29	8.065
65.01—70.00	223	53,574,216.48	5.14	240,243.12	587	68.83	8.194
70.01—75.00	279	65,668,537.34	6.30	235,371.10	582	73.89	8.357
75.01—80.00	532	121,980,243.25	11.71	229,286.17	588	79.39	8.382
80.01—85.00	537	127,653,394.50	12.26	237,715.82	586	84.38	8.521
85.01—90.00	866	211,275,893.82	20.28	243,967.54	616	89.54	8.594
90.01—95.00	434	113,555,248.01	10.90	261,648.04	635	93.59	8.529
95.01—100.00	1,062	263,228,482.27	25.27	247,861.09	655	80.81	7.725
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	859	$302,119,698.79	29.00%	$351,710.94	625	79.59%	7.873%
FL	496	102,900,368.80	9.88	207,460.42	601	80.39	8.509
NY	257	87,641,641.82	8.41	341,018.06	621	80.77	8.078
NJ	249	71,022,893.84	6.82	285,232.51	624	82.09	8.396
IL	220	48,537,794.75	4.66	220,626.34	617	83.81	8.338
MD	167	43,377,968.70	4.16	259,748.32	600	81.27	8.241
AZ	160	34,911,747.19	3.35	218,198.42	614	79.57	8.094
MA	128	33,508,355.11	3.22	261,784.02	613	78.82	8.374
TX	219	32,937,894.60	3.16	150,401.35	616	81.40	8.700
WA	105	26,983,770.81	2.59	256,988.29	607	83.67	8.066
PA	154	22,823,203.85	2.19	148,202.62	598	83.29	8.661
HI	48	16,861,088.94	1.62	351,272.69	646	80.12	7.607
NV	69	16,226,517.67	1.56	235,166.92	610	78.82	8.224
GA	90	15,873,450.17	1.52	176,371.67	605	84.25	8.715
VA	67	14,412,210.11	1.38	215,107.61	582	78.57	8.506
Other	1,074	171,500,438.51	16.46	159,683.83	603	83.42	8.680
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	383	$78,608,835.09	7.55%	$205,245.00	647	84.14%	9.145%
Primary Residence	3,875	938,304,034.89	90.08	242,142.98	611	80.81	8.166
Second Home	104	24,726,173.68	2.37	237,751.67	644	82.68	8.724
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	3,190	$729,685,274.45	70.05%	$228,741.47	610	81.00%	8.253%
Pud-Detached	427	115,469,944.82	11.09	270,421.42	617	82.32	8.156
2-4 Unit	318	100,078,163.27	9.61	314,711.21	629	79.76	8.301
Condo	305	68,431,010.33	6.57	224,363.97	631	81.47	8.300
Pud-Attached	120	27,558,817.79	2.65	229,656.81	610	82.95	8.371
Modular Home	2	415,833.00	0.04	207,916.50	572	81.06	9.026
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,360	$570,089,778.57	54.73%	$241,563.47	595	79.27%	8.324%
Purchase	1,581	368,637,582.05	35.39	233,167.35	643	83.51	8.226
Rate/Term	421	102,911,683.04	9.88	244,445.80	617	82.70	7.962
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	2,561	$570,946,749.93	54.81%	$222,938.99	601	81.49%	7.973%
Limited Documentation	66	16,718,910.24	1.61	253,316.82	607	77.63	8.062
Stated Documentation	1,735	453,973,383.49	43.58	261,656.13	631	80.76	8.614
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	19	$4,017,943.60	0.39%	$211,470.72	500	75.64%	9.108%
501—525	379	74,500,092.98	7.15	196,570.17	513	75.04	9.285
526—550	395	81,247,074.97	7.80	205,688.80	538	76.21	8.893
551—575	562	119,354,841.86	11.46	212,375.16	562	78.99	8.722
576—600	568	130,370,569.96	12.52	229,525.65	589	82.09	8.484
601—625	757	184,705,285.03	17.73	243,996.41	612	82.59	8.082
626—650	672	166,206,469.24	15.96	247,331.06	638	83.00	7.959
651—675	514	141,429,618.21	13.58	275,154.90	661	82.18	7.826
676—700	244	66,179,352.24	6.35	271,226.85	688	82.67	7.791
701—725	126	37,282,008.74	3.58	295,888.96	712	83.97	7.582
726—750	70	21,607,257.95	2.07	308,675.11	737	83.20	7.577
751—775	32	8,724,094.17	0.84	272,627.94	760	81.98	8.012
776—800	16	4,472,384.06	0.43	279,524.00	781	82.79	7.427
801—825	8	1,542,050.65	0.15	192,756.33	806	73.14	7.408
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,456	$358,312,317.24	34.40%	$246,093.62	619	82.08%	8.609%
12	253	83,836,429.82	8.05	331,369.29	618	81.86	8.249
24	2,268	502,069,445.18	48.20	221,371.01	608	80.23	8.096
36	385	97,420,851.42	9.35	253,041.17	625	81.41	7.760
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	37	$6,136,689.78	0.59%	$165,856.48	593	83.45%	8.864%
1.500	3	634,494.34	0.06	211,498.11	621	82.03	10.027
2.000	4,322	1,034,867,859.54	99.35	239,441.89	614	81.10	8.249
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	41	$6,640,827.99	0.64%	$161,971.41	593	83.26%	8.901%
1.500	4,321	1,034,998,215.67	99.36	239,527.47	614	81.10	8.249
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	868	$217,911,994.48	20.92%	$251,050.68	631	81.68%	7.837%
6.001—7.000	3,278	779,504,926.20	74.83	237,798.94	613	81.50	8.309
7.001—8.000	214	43,717,178.43	4.20	204,285.88	560	71.39	9.324
8.001—9.000	2	504,944.55	0.05	252,472.28	552	80.75	10.104
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
12.001—13.000	62	$21,039,874.78	2.02%	$339,352.82	659	77.26%	5.859%
13.001—14.000	481	145,991,509.21	14.02	303,516.65	644	78.62	6.685
14.001—15.000	1,212	314,087,852.05	30.15	259,148.39	629	79.78	7.601
15.001—16.000	1,313	306,568,921.89	29.43	233,487.37	607	81.97	8.564
16.001—17.000	940	190,059,329.77	18.25	202,190.78	585	83.36	9.510
17.001—18.000	293	54,867,594.74	5.27	187,261.42	580	84.55	10.464
18.001—19.000	54	8,110,115.55	0.78	150,187.33	566	80.49	11.355
19.001 >=	7	913,845.67	0.09	130,549.38	542	68.02	12.363
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	24	$7,866,281.45	0.76%	$327,761.73	675	78.79%	5.806%
6.001—7.000	505	157,025,729.61	15.07	310,942.04	645	78.48	6.610
7.001—8.000	1,215	314,209,389.04	30.16	258,608.55	629	79.69	7.593
8.001—9.000	1,312	306,706,233.11	29.44	233,769.99	608	82.01	8.558
9.001—10.000	949	191,072,652.13	18.34	201,341.05	585	83.36	9.504
10.001—11.000	296	55,734,797.10	5.35	188,293.23	579	84.50	10.469
11.001—12.000	54	8,110,115.55	0.78	150,187.33	566	80.49	11.355
12.001 >=	7	913,845.67	0.09	130,549.38	542	68.02	12.363
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%
The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
6/1/2008	1	$110,904.76	0.01%	$110,904.76	508	67.27%	10.400%
7/1/2008	8	1,775,350.25	0.17	221,918.78	620	81.08	8.829
8/1/2008	58	13,024,518.92	1.25	224,560.67	608	80.99	9.041
9/1/2008	170	44,272,320.66	4.25	260,425.42	600	83.32	8.924
10/1/2008	1,221	293,396,263.87	28.17	240,291.78	611	80.57	8.306
11/1/2008	1,861	417,598,032.23	40.09	224,394.43	614	80.80	8.201
12/1/2008	20	4,905,770.00	0.47	245,288.50	628	80.34	8.116
7/1/2009	4	938,455.08	0.09	234,613.77	623	85.97	8.335
8/1/2009	59	13,477,068.56	1.29	228,424.89	599	81.69	8.887
9/1/2009	233	59,411,514.06	5.70	254,985.04	604	83.69	8.745
10/1/2009	126	33,157,144.81	3.18	263,151.94	612	80.05	8.389
11/1/2009	585	155,417,140.06	14.92	265,670.32	630	81.39	7.768
12/1/2009	16	4,154,560.40	0.40	259,660.03	627	86.23	7.958
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Fixed Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Prinicpal Balance:	$174,995,801.01
Number of Mortgage Loans:	999
Average Scheduled Principal Balance:	$175,170.97
Weighted Average Gross Coupon:	8.384%
Weighted Average Original Credit Score:	625
Weighted Average Original LTV Ratio[1]:	78.96%
Weighted Average Combined LTV Ratio[1]:	82.12%
Weighted Average Stated Remaining Term (months):	354
Weighted Average Original Term (months):	356
Interest Only Loans:	3.35%
Silent Seconds:	16.03%

(1)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined (“CLTV”) loan-to-value of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

 The Mortgage Loans (Fixed Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 Fixed	2	$99,732.58	0.06%	$49,866.29	606	76.56%	7.712%
15 Fixed	20	2,278,301.70	1.30	113,915.09	585	64.00	8.508
20 Fixed	15	1,888,365.73	1.08	125,891.05	579	71.83	8.850
30 Fixed	581	81,429,191.56	46.53	140,153.51	619	80.40	8.741
30 Fixed 5Y-IO	27	5,855,533.83	3.35	216,871.62	646	82.07	7.897
40/30 Fixed	354	83,444,675.61	47.68	235,719.42	631	77.91	8.057
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
6.001—6.500	40	$13,257,091.26	7.58%	$331,427.28	677	74.49%	6.498%
6.501—7.000	78	22,738,259.71	12.99	291,516.15	658	75.43	6.808
7.001—7.500	74	20,643,543.75	11.80	278,966.81	635	73.75	7.311
7.501—8.000	112	23,862,658.79	13.64	213,059.45	633	77.24	7.825
8.001—8.500	96	17,650,014.64	10.09	183,854.32	634	77.99	8.293
8.501—9.000	124	22,340,293.03	12.77	180,163.65	618	80.26	8.768
9.001—9.500	101	14,721,444.40	8.41	145,756.88	603	81.48	9.245
9.501—10.000	162	17,881,918.39	10.22	110,382.21	587	83.11	9.783
10.001—10.500	78	8,429,702.80	4.82	108,073.11	581	85.39	10.285
10.501—11.000	77	7,816,307.83	4.47	101,510.49	585	86.97	10.731
11.001—11.500	39	4,014,062.69	2.29	102,924.68	611	89.71	11.270
11.501—12.000	11	1,103,705.95	0.63	100,336.90	545	80.74	11.707
12.001—12.500	7	536,797.77	0.31	76,685.40	638	85.07	12.248
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	79	$3,086,644.20	1.76%	$39,071.45	639	91.93%	10.041%
50,000.01—100,000.00	285	21,680,159.35	12.39	76,070.73	605	81.25	9.549
100,000.01—150,000.00	216	26,358,802.87	15.06	122,031.49	604	79.67	9.112
150,000.01—200,000.00	111	19,362,929.22	11.06	174,440.80	610	77.51	8.505
200,000.01—250,000.00	98	21,916,821.81	12.52	223,641.04	612	76.08	8.257
250,000.01—300,000.00	59	16,233,029.24	9.28	275,136.09	618	78.22	8.298
300,000.01—350,000.00	41	13,292,799.15	7.60	324,214.61	640	78.52	7.936
350,000.01—400,000.00	43	15,953,439.33	9.12	371,010.22	639	76.55	7.669
400,000.01—450,000.00	20	8,694,847.64	4.97	434,742.38	665	79.54	7.422
450,000.01—500,000.00	17	8,154,586.65	4.66	479,681.57	662	84.57	7.583
500,000.01—550,000.00	10	5,185,271.49	2.96	518,527.15	649	84.88	7.556
550,000.01—600,000.00	6	3,457,300.98	1.98	576,216.83	686	75.30	7.033
600,000.01—650,000.00	4	2,521,488.29	1.44	630,372.07	631	81.53	7.642
650,000.01—700,000.00	1	673,297.32	0.38	673,297.32	665	71.05	6.900
700,000.01—750,000.00	3	2,200,473.98	1.26	733,491.33	612	70.45	7.324
750,000.01—800,000.00	1	767,606.99	0.44	767,606.99	671	80.00	8.400
800,000.01—850,000.00	1	814,666.69	0.47	814,666.69	644	80.00	9.050
950,000.01—1,000,000.00	2	1,997,248.99	1.14	998,624.50	638	80.00	8.113
1,000,000.01 >=	2	2,644,386.82	1.51	1,322,193.41	674	72.99	7.890
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	79	$3,086,644.20	1.76%	$39,071.45	639	91.93%	10.041%
50,000.01—100,000.00	285	21,680,159.35	12.39	76,070.73	605	81.25	9.549
100,000.01—150,000.00	216	26,358,802.87	15.06	122,031.49	604	79.67	9.112
150,000.01—200,000.00	112	19,562,777.38	11.18	174,667.66	610	77.55	8.489
200,000.01—250,000.00	97	21,716,973.65	12.41	223,886.33	612	76.03	8.269
250,000.01—300,000.00	59	16,233,029.24	9.28	275,136.09	618	78.22	8.298
300,000.01—350,000.00	43	13,991,893.34	8.00	325,392.87	640	78.15	7.920
350,000.01—400,000.00	41	15,254,345.14	8.72	372,057.20	639	76.80	7.672
400,000.01—450,000.00	20	8,694,847.64	4.97	434,742.38	665	79.54	7.422
450,000.01—500,000.00	17	8,154,586.65	4.66	479,681.57	662	84.57	7.583
500,000.01—550,000.00	10	5,185,271.49	2.96	518,527.15	649	84.88	7.556
550,000.01—600,000.00	6	3,457,300.98	1.98	576,216.83	686	75.30	7.033
600,000.01—650,000.00	4	2,521,488.29	1.44	630,372.07	631	81.53	7.642
650,000.01—700,000.00	1	673,297.32	0.38	673,297.32	665	71.05	6.900
700,000.01—750,000.00	3	2,200,473.98	1.26	733,491.33	612	70.45	7.324
750,000.01—800,000.00	1	767,606.99	0.44	767,606.99	671	80.00	8.400
800,000.01—850,000.00	1	814,666.69	0.47	814,666.69	644	80.00	9.050
950,000.01—1,000,000.00	2	1,997,248.99	1.14	998,624.50	638	80.00	8.113
1,000,000.01 >=	2	2,644,386.82	1.51	1,322,193.41	674	72.99	7.890
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	2	$99,732.58	0.06%	$49,866.29	606	76.56%	7.712%
121—180	20	2,278,301.70	1.30	113,915.09	585	64.00	8.508
181—240	15	1,888,365.73	1.08	125,891.05	579	71.83	8.850
301—360	962	170,729,401.00	97.56	177,473.39	626	79.24	8.378
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	2	$99,732.58	0.06%	$49,866.29	606	76.56%	7.712%
121—180	20	2,278,301.70	1.30	113,915.09	585	64.00	8.508
181—240	15	1,888,365.73	1.08	125,891.05	579	71.83	8.850
301—360	962	170,729,401.00	97.56	177,473.39	626	79.24	8.378
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,973.11	0.03%	$49,973.11	624	10.00%	9.075%
10.01—15.00	1	49,972.54	0.03	49,972.54	595	11.11	8.975
20.01—25.00	2	207,116.59	0.12	103,558.30	664	21.99	7.015
25.01—30.00	5	489,220.89	0.28	97,844.18	592	26.38	9.168
30.01—35.00	4	293,866.45	0.17	73,466.61	539	33.06	10.465
35.01—40.00	4	369,788.91	0.21	92,447.23	612	38.51	8.855
40.01—45.00	14	2,021,761.72	1.16	144,411.55	565	42.66	7.892
45.01—50.00	26	3,841,776.90	2.20	147,760.65	596	47.63	7.821
50.01—55.00	20	3,661,845.41	2.09	183,092.27	609	53.09	7.835
55.01—60.00	39	9,357,666.13	5.35	239,940.16	628	58.73	7.256
60.01—65.00	44	8,481,783.49	4.85	192,767.81	594	63.52	7.905
65.01—70.00	52	9,599,765.68	5.49	184,610.88	598	68.36	8.143
70.01—75.00	80	16,207,077.19	9.26	202,588.46	620	73.95	8.063
75.01—80.00	248	51,486,317.31	29.42	207,606.12	639	79.73	8.327
80.01—85.00	108	20,348,909.56	11.63	188,415.83	585	84.57	8.758
85.01—90.00	118	24,071,268.86	13.76	203,993.80	630	89.69	8.520
90.01—95.00	57	12,079,192.03	6.90	211,915.65	650	94.85	7.986
95.01—100.00	176	12,378,498.24	7.07	70,332.38	671	100.00	10.263
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,973.11	0.03%	$49,973.11	624	10.00%	9.075%
10.01—15.00	1	49,972.54	0.03	49,972.54	595	11.11	8.975
20.01—25.00	2	207,116.59	0.12	103,558.30	664	21.99	7.015
25.01—30.00	5	489,220.89	0.28	97,844.18	592	26.38	9.168
30.01—35.00	4	293,866.45	0.17	73,466.61	539	33.06	10.465
35.01—40.00	4	369,788.91	0.21	92,447.23	612	38.51	8.855
40.01—45.00	14	2,021,761.72	1.16	144,411.55	565	42.66	7.892
45.01—50.00	26	3,841,776.90	2.20	147,760.65	596	47.63	7.821
50.01—55.00	20	3,661,845.41	2.09	183,092.27	609	53.09	7.835
55.01—60.00	39	9,357,666.13	5.35	239,940.16	628	58.73	7.256
60.01—65.00	44	8,481,783.49	4.85	192,767.81	594	63.52	7.905
65.01—70.00	49	8,388,211.48	4.79	171,187.99	600	68.57	8.206
70.01—75.00	77	15,565,591.85	8.89	202,150.54	622	73.96	8.038
75.01—80.00	138	25,846,749.40	14.77	187,295.29	598	79.48	8.558
80.01—85.00	106	21,098,486.16	12.06	199,042.32	586	83.66	8.686
85.01—90.00	117	24,129,403.68	13.79	206,234.22	629	89.50	8.519
90.01—95.00	62	12,513,826.80	7.15	201,835.92	647	94.54	8.038
95.01—100.00	290	38,628,759.50	22.07	133,202.62	676	86.33	8.797
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	145	$35,672,668.32	20.38%	$246,018.40	649	78.01%	7.751%
NY	83	25,433,030.69	14.53	306,422.06	637	78.94	8.120
TX	189	20,056,454.88	11.46	106,118.81	600	80.35	8.964
FL	127	19,671,041.30	11.24	154,890.09	615	75.41	8.392
NJ	31	7,692,651.44	4.40	248,150.05	639	78.65	8.324
HI	22	7,468,688.98	4.27	339,485.86	648	76.91	7.594
MA	24	6,051,070.90	3.46	252,127.95	643	78.92	8.160
MD	28	5,496,937.37	3.14	196,319.19	609	77.58	8.768
IL	31	4,775,109.24	2.73	154,035.78	594	83.30	9.417
PA	30	4,258,995.08	2.43	141,966.50	609	76.04	8.653
GA	29	3,712,259.31	2.12	128,008.94	619	81.11	9.487
AZ	27	3,417,618.86	1.95	126,578.48	612	79.88	8.275
WA	11	3,010,596.20	1.72	273,690.56	638	76.89	7.994
CT	10	2,594,683.88	1.48	259,468.39	597	79.08	8.233
MN	18	2,102,248.74	1.20	116,791.60	625	85.64	8.789
Other	194	23,581,745.82	13.48	121,555.39	607	82.11	8.980
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	53	$6,236,421.57	3.56%	$117,668.33	638	79.81%	8.836%
Primary Residence	919	164,267,387.93	93.87	178,745.80	624	78.93	8.361
Second Home	27	4,491,991.51	2.57	166,370.06	658	78.81	8.595
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	752	$131,192,832.29	74.97%	$174,458.55	619	78.75%	8.394%
Pud-Detached	123	17,344,064.47	9.91	141,008.65	624	82.68	8.548
2-4 Unit	60	15,962,520.06	9.12	266,042.00	660	75.83	8.179
Condo	45	7,047,116.74	4.03	156,602.59	666	79.94	8.279
Pud-Attached	18	3,221,117.45	1.84	178,950.97	614	81.10	8.398
Modular Home	1	228,150.00	0.13	228,150.00	617	74.80	7.990
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	583	$111,240,643.27	63.57%	$190,807.28	609	75.91%	8.264%
Purchase	301	42,799,038.19	24.46	142,189.50	674	86.10	8.724
Rate/Term	115	20,956,119.55	11.98	182,227.13	612	80.57	8.325
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	735	$125,972,356.41	71.99%	$171,390.96	616	78.09%	8.196%
Limited Documentation	14	3,573,634.44	2.04	255,259.60	618	81.34	8.401
Stated Documentation	250	45,449,810.16	25.97	181,799.24	652	81.17	8.904
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	2	$246,593.86	0.14%	$123,296.93	500	82.88%	9.401%
501—525	85	12,736,055.25	7.28	149,835.94	513	74.24	9.688
526—550	92	14,013,541.41	8.01	152,321.10	537	73.96	9.407
551—575	105	15,911,399.26	9.09	151,537.14	563	75.14	8.914
576—600	107	18,043,277.93	10.31	168,628.77	589	75.60	8.295
601—625	154	27,880,035.84	15.93	181,039.19	614	78.49	8.163
626—650	159	27,860,433.17	15.92	175,222.85	638	82.17	8.204
651—675	114	19,708,958.07	11.26	172,885.60	663	81.67	8.032
676—700	88	14,883,335.13	8.50	169,128.81	686	82.70	7.987
701—725	38	9,223,425.36	5.27	242,721.72	711	81.54	7.902
726—750	36	9,602,029.37	5.49	266,723.04	739	82.74	7.867
751—775	13	3,095,354.97	1.77	238,104.23	763	82.84	7.722
776—800	5	1,539,788.37	0.88	307,957.67	781	74.27	7.043
801—825	1	251,573.02	0.14	251,573.02	802	80.00	6.650
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	306	$44,065,869.68	25.18%	$144,006.11	612	79.68%	8.968%
12	83	25,192,414.92	14.40	303,523.07	631	78.26	8.101
24	78	6,611,265.38	3.78	84,759.81	648	92.50	9.787
36	532	99,126,251.03	56.64	186,327.54	628	77.91	8.103
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	826	$163,544,125.23	93.46%	$197,995.31	622	77.49%	8.247%
Second Lien	173	11,451,675.78	6.54	66,194.66	672	99.91	10.344
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%
The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$546,028,810.44
Number of Mortgage Loans:	2,142
Average Scheduled Principal Balance:	$254,915.41
Weighted Average Gross Coupon:	8.372%
Weighted Average Original Credit Score:	604
Weighted Average Original LTV Ratio²:	79.66%
Weighted Average Combined LTV Ratio²:	82.78%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.274%
Weighted Average Initial Rate Cap¹:	2.000%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	0.00%
Silent Seconds:	16.67%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40/30 2/1 ARM	1,391	$354,000,957.62	64.83%	$254,493.86	597	80.11%	8.496%
40/30 3/1 ARM	397	108,583,177.21	19.89	273,509.26	609	79.52	8.210
40/30 Fixed	354	83,444,675.61	15.28	235,719.42	631	77.91	8.057
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	18	$6,379,423.83	1.17%	$354,412.44	645	74.26%	5.889%
6.001—6.500	69	22,201,386.90	4.07	321,759.23	651	76.39	6.360
6.501—7.000	154	47,124,261.71	8.63	306,001.70	632	76.34	6.841
7.001—7.500	206	59,548,382.40	10.91	289,069.82	624	76.59	7.316
7.501—8.000	344	95,297,633.32	17.45	277,028.00	614	78.65	7.811
8.001—8.500	289	72,275,138.40	13.24	250,086.98	605	78.29	8.287
8.501—9.000	377	93,644,755.15	17.15	248,394.58	591	81.29	8.793
9.001—9.500	258	57,866,376.07	10.60	224,288.28	581	82.70	9.277
9.501—10.000	215	49,223,424.19	9.01	228,946.16	581	82.00	9.770
10.001—10.500	108	22,283,471.03	4.08	206,328.44	586	84.82	10.282
10.501—11.000	72	15,069,933.37	2.76	209,304.63	576	84.97	10.737
11.001—11.500	17	2,335,190.97	0.43	137,364.17	557	78.27	11.295
11.501—12.000	9	1,991,551.77	0.36	221,283.53	571	86.26	11.610
12.001—12.500	4	559,088.77	0.10	139,772.19	530	77.41	12.326
12.501—13.000	2	228,792.56	0.04	114,396.28	549	43.99	12.625
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	6	$299,446.10	0.05%	$49,907.68	542	40.88%	9.626%
50,000.01—100,000.00	170	13,868,992.82	2.54	81,582.31	577	76.78	9.289
100,000.01—150,000.00	353	44,475,468.17	8.15	125,992.83	587	77.09	8.795
150,000.01—200,000.00	365	63,928,421.45	11.71	175,146.36	589	76.73	8.590
200,000.01—250,000.00	341	76,643,320.34	14.04	224,760.47	595	77.07	8.469
250,000.01—300,000.00	243	67,073,388.06	12.28	276,022.17	596	78.82	8.364
300,000.01—350,000.00	164	53,424,984.61	9.78	325,762.10	605	81.95	8.353
350,000.01—400,000.00	201	75,191,848.50	13.77	374,088.80	607	79.31	8.102
400,000.01—450,000.00	109	46,357,514.32	8.49	425,298.30	623	82.39	8.082
450,000.01—500,000.00	85	40,616,733.91	7.44	477,843.93	621	82.90	8.179
500,000.01—550,000.00	44	23,049,773.99	4.22	523,858.50	620	84.04	8.209
550,000.01—600,000.00	23	13,204,670.38	2.42	574,116.10	632	84.47	8.226
600,000.01—650,000.00	14	8,803,443.13	1.61	628,817.37	634	79.18	8.457
650,000.01—700,000.00	8	5,404,743.64	0.99	675,592.96	642	88.48	8.017
700,000.01—750,000.00	6	4,353,222.59	0.80	725,537.10	613	84.84	8.167
750,000.01—800,000.00	2	1,567,476.58	0.29	783,738.29	620	80.00	9.165
800,000.01—850,000.00	3	2,533,564.38	0.46	844,521.46	657	83.78	8.621
850,000.01—900,000.00	1	879,711.04	0.16	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.17	919,311.74	634	80.00	8.500
1,000,000.01 >=	3	3,432,774.69	0.63	1,144,258.23	668	80.21	7.338
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	6	$299,446.10	0.05%	$49,907.68	542	40.88%	9.626%
50,000.01—100,000.00	172	14,068,927.73	2.58	81,796.09	577	76.41	9.263
100,000.01—150,000.00	351	44,275,533.26	8.11	126,141.12	587	77.21	8.801
150,000.01—200,000.00	366	64,128,269.61	11.74	175,213.85	589	76.74	8.585
200,000.01—250,000.00	340	76,443,472.18	14.00	224,833.74	594	77.06	8.472
250,000.01—300,000.00	243	67,073,388.06	12.28	276,022.17	596	78.82	8.364
300,000.01—350,000.00	167	54,474,354.32	9.98	326,193.74	604	81.69	8.329
350,000.01—400,000.00	198	74,142,478.79	13.58	374,456.96	607	79.46	8.116
400,000.01—450,000.00	109	46,357,514.32	8.49	425,298.30	623	82.39	8.082
450,000.01—500,000.00	85	40,616,733.91	7.44	477,843.93	621	82.90	8.179
500,000.01—550,000.00	44	23,049,773.99	4.22	523,858.50	620	84.04	8.209
550,000.01—600,000.00	23	13,204,670.38	2.42	574,116.10	632	84.47	8.226
600,000.01—650,000.00	15	9,453,126.02	1.73	630,208.40	636	79.58	8.324
650,000.01—700,000.00	7	4,755,060.75	0.87	679,294.39	640	88.96	8.221
700,000.01—750,000.00	6	4,353,222.59	0.80	725,537.10	613	84.84	8.167
750,000.01—800,000.00	2	1,567,476.58	0.29	783,738.29	620	80.00	9.165
800,000.01—850,000.00	3	2,533,564.38	0.46	844,521.46	657	83.78	8.621
850,000.01—900,000.00	1	879,711.04	0.16	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.17	919,311.74	634	80.00	8.500
1,000,000.01 >=	3	3,432,774.69	0.63	1,144,258.23	668	80.21	7.338
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,990.87	0.01%	$49,990.87	502	7.87%	9.525%
15.01—20.00	4	395,738.69	0.07	98,934.67	700	19.27	8.374
20.01—25.00	2	157,936.49	0.03	78,968.25	624	22.19	8.235
25.01—30.00	4	429,598.73	0.08	107,399.68	609	27.40	8.403
30.01—35.00	13	1,583,151.48	0.29	121,780.88	574	33.21	8.997
35.01—40.00	15	2,635,374.77	0.48	175,691.65	587	37.52	7.790
40.01—45.00	24	4,809,866.76	0.88	200,411.12	574	43.23	7.953
45.01—50.00	35	6,665,727.44	1.22	190,449.36	582	47.49	7.798
50.01—55.00	43	9,279,520.21	1.70	215,802.80	575	52.96	8.007
55.01—60.00	79	16,964,208.33	3.11	214,736.81	573	58.34	7.826
60.01—65.00	104	23,004,903.20	4.21	221,200.99	573	63.31	8.084
65.01—70.00	147	37,594,528.68	6.89	255,745.09	579	68.91	8.250
70.01—75.00	176	45,454,920.02	8.32	258,266.59	581	73.98	8.245
75.01—80.00	591	157,018,786.68	28.76	265,683.23	626	79.67	8.156
80.01—85.00	318	79,884,085.16	14.63	251,207.81	577	84.52	8.543
85.01—90.00	418	110,685,236.25	20.27	264,797.22	611	89.67	8.710
90.01—95.00	143	43,115,897.05	7.90	301,509.77	643	94.82	8.545
95.01—100.00	25	6,299,339.63	1.15	251,973.59	656	100.00	10.197
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,990.87	0.01%	$49,990.87	502	7.87%	9.525%
15.01—20.00	4	395,738.69	0.07	98,934.67	700	19.27	8.374
20.01—25.00	2	157,936.49	0.03	78,968.25	624	22.19	8.235
25.01—30.00	4	429,598.73	0.08	107,399.68	609	27.40	8.403
30.01—35.00	13	1,583,151.48	0.29	121,780.88	574	33.21	8.997
35.01—40.00	15	2,635,374.77	0.48	175,691.65	587	37.52	7.790
40.01—45.00	24	4,809,866.76	0.88	200,411.12	574	43.23	7.953
45.01—50.00	35	6,665,727.44	1.22	190,449.36	582	47.49	7.798
50.01—55.00	43	9,279,520.21	1.70	215,802.80	575	52.96	8.007
55.01—60.00	79	16,964,208.33	3.11	214,736.81	573	58.34	7.826
60.01—65.00	103	22,644,069.90	4.15	219,845.34	573	63.31	8.074
65.01—70.00	143	35,737,271.01	6.54	249,910.99	580	68.94	8.284
70.01—75.00	175	45,437,152.99	8.32	259,640.87	581	73.89	8.259
75.01—80.00	300	78,129,470.73	14.31	260,431.57	579	79.36	8.446
80.01—85.00	299	76,181,347.08	13.95	254,787.11	577	84.09	8.510
85.01—90.00	404	108,576,135.18	19.88	268,752.81	611	89.57	8.687
90.01—95.00	162	46,197,607.94	8.46	285,170.42	640	94.33	8.590
95.01—100.00	336	90,154,641.84	16.51	268,317.39	666	81.76	8.078
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	482	$160,009,220.15	29.30%	$331,969.34	608	77.16%	8.136%
NY	212	74,744,931.82	13.69	352,570.43	623	79.97	8.014
FL	311	63,171,338.62	11.57	203,123.28	586	78.68	8.608
NJ	117	34,795,840.67	6.37	297,400.35	622	81.31	8.443
MD	89	23,012,700.77	4.21	258,569.67	590	80.28	8.503
MA	71	19,644,795.87	3.60	276,687.27	612	80.22	8.392
AZ	88	18,498,884.56	3.39	210,214.60	593	79.09	8.325
WA	63	16,908,378.42	3.10	268,386.96	597	82.77	8.127
IL	68	15,704,821.62	2.88	230,953.26	603	81.68	8.508
HI	33	11,016,145.01	2.02	333,822.58	647	79.26	7.815
PA	55	8,940,413.50	1.64	162,552.97	582	81.21	9.001
VA	37	8,331,833.10	1.53	225,184.68	569	76.80	8.646
TX	41	8,213,347.77	1.50	200,325.56	615	84.66	9.154
GA	44	7,682,578.24	1.41	174,604.05	600	83.83	9.130
NV	32	7,481,615.64	1.37	233,800.49	607	77.30	8.487
Other	399	67,871,964.68	12.43	170,105.17	591	83.20	8.840
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	205	$50,946,226.80	9.33%	$248,518.18	652	84.15%	8.985%
Primary Residence	1,899	485,231,162.96	88.87	255,519.31	599	79.13	8.295
Second Home	38	9,851,420.68	1.80	259,247.91	637	82.27	8.990
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	1,577	$384,164,646.45	70.36%	$243,604.72	600	79.68%	8.365%
2-4 Unit	190	67,514,857.96	12.36	355,341.36	630	78.10	8.268
Pud-Detached	172	48,202,946.21	8.83	280,249.69	597	81.17	8.345
Condo	149	33,284,041.91	6.10	223,382.83	619	79.81	8.569
Pud-Attached	53	12,637,159.62	2.31	238,436.97	594	81.06	8.709
Modular Home	1	225,158.29	0.04	225,158.29	518	85.00	9.175
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	1,398	$353,028,357.04	64.65%	$252,523.86	587	77.46%	8.317%
Purchase	549	145,242,650.37	26.60	264,558.56	647	84.76	8.559
Rate/Term	195	47,757,803.03	8.75	244,911.81	602	80.34	8.207
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	1,248	$291,747,649.31	53.43%	$233,772.15	587	79.52%	8.107%
Limited Documentation	33	8,811,692.56	1.61	267,020.99	577	76.22	8.503
Stated Documentation	861	245,469,468.57	44.96	285,098.11	626	79.94	8.682
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	14	$3,124,447.56	0.57%	$223,174.83	500	75.30%	8.956%
501—525	258	56,871,038.73	10.42	220,430.38	513	74.90	9.180
526—550	260	58,477,471.07	10.71	224,913.35	537	75.01	8.709
551—575	359	83,144,244.54	15.23	231,599.57	562	77.94	8.593
576—600	303	79,077,326.63	14.48	260,981.28	588	79.67	8.406
601—625	266	69,684,495.94	12.76	261,971.79	613	81.69	8.178
626—650	239	59,312,888.32	10.86	248,171.08	637	83.23	8.149
651—675	206	60,583,847.34	11.10	294,096.35	662	82.23	7.995
676—700	109	32,984,147.30	6.04	302,606.86	687	81.70	7.807
701—725	58	19,093,518.92	3.50	329,198.60	713	82.91	7.869
726—750	42	15,283,264.39	2.80	363,887.25	738	82.23	7.818
751—775	16	4,981,139.92	0.91	311,321.25	761	84.11	8.271
776—800	10	2,919,637.97	0.53	291,963.80	781	83.76	7.988
801—825	2	491,341.81	0.09	245,670.91	802	50.52	7.126
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	605	$164,778,074.19	30.18%	$272,360.45	615	81.57%	8.687%
12	165	57,197,778.06	10.48	346,653.20	616	80.70	8.265
24	994	237,596,781.65	43.51	239,030.97	589	78.71	8.302
36	378	86,456,176.54	15.83	228,720.04	617	77.94	8.034
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
2.000	1,788	462,584,134.83	84.72	258,715.96	599	79.97	8.429
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
1.500	1,788	462,584,134.83	84.72	258,715.96	599	79.97	8.429
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
5.001—6.000	299	78,826,788.33	14.44	263,634.74	614	80.44	8.141
6.001—7.000	1,364	355,099,615.20	65.03	260,336.96	600	80.52	8.429
7.001—8.000	123	28,152,786.75	5.16	228,884.45	551	71.74	9.204
8.001—9.000	2	504,944.55	0.09	252,472.28	552	80.75	10.104
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
12.001—13.000	18	6,379,423.83	1.17	354,412.44	645	74.26	5.889
13.001—14.000	157	49,098,231.51	8.99	312,727.59	629	77.30	6.672
14.001—15.000	454	129,344,975.59	23.69	284,900.83	615	77.90	7.624
15.001—16.000	568	143,564,022.25	26.29	252,753.56	590	79.98	8.574
16.001—17.000	409	95,901,004.75	17.56	234,476.78	581	82.52	9.504
17.001—18.000	158	34,365,698.07	6.29	217,504.42	585	85.53	10.473
18.001—19.000	18	3,142,897.50	0.58	174,605.42	573	82.75	11.404
19.001 >=	6	787,881.33	0.14	131,313.56	536	67.71	12.413
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
5.001—6.000	5	1,628,162.78	0.30	325,632.56	693	79.52	5.778
6.001—7.000	169	53,469,799.66	9.79	316,389.35	629	76.94	6.604
7.001—8.000	455	129,724,668.49	23.76	285,109.16	615	77.87	7.621
8.001—9.000	568	143,564,022.25	26.29	252,753.56	590	79.98	8.574
9.001—10.000	409	95,901,004.75	17.56	234,476.78	581	82.52	9.504
10.001—11.000	158	34,365,698.07	6.29	217,504.42	585	85.53	10.473
11.001—12.000	18	3,142,897.50	0.58	174,605.42	573	82.75	11.404
12.001 >=	6	787,881.33	0.14	131,313.56	536	67.71	12.413
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
6/1/2008	1	110,904.76	0.02	110,904.76	508	67.27	10.400
7/1/2008	4	1,144,307.71	0.21	286,076.93	615	83.81	8.912
8/1/2008	28	7,478,271.73	1.37	267,081.13	607	78.86	9.013
9/1/2008	112	32,433,626.61	5.94	289,585.95	595	83.64	9.057
10/1/2008	516	135,498,286.92	24.82	262,593.58	591	79.87	8.495
11/1/2008	720	174,652,689.89	31.99	242,573.18	600	79.69	8.363
12/1/2008	10	2,682,870.00	0.49	268,287.00	612	79.73	8.734
7/1/2009	1	225,751.32	0.04	225,751.32	581	89.68	8.950
8/1/2009	27	6,931,525.60	1.27	256,723.17	585	82.24	8.849
9/1/2009	79	23,379,267.31	4.28	295,940.09	591	79.83	8.687
10/1/2009	71	20,089,404.05	3.68	282,949.35	608	78.49	8.326
11/1/2009	215	57,312,029.12	10.50	266,567.58	620	79.38	7.899
12/1/2009	4	645,199.81	0.12	161,299.95	623	80.00	7.948
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$287,103,704.46
Number of Mortgage Loans:	977
Average Scheduled Principal Balance:	$293,862.54
Weighted Average Gross Coupon:	7.589%
Weighted Average Original Credit Score:	646
Weighted Average Original LTV Ratio²:	82.54%
Weighted Average Combined LTV Ratio²:	91.61%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	6.100%
Weighted Average Initial Rate Cap¹:	1.998%
Weighted Average Periodic Rate Cap¹:	1.499%
Interest Only Loans:	100.00%
Silent Seconds:	46.12%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2/1 ARM 5Y-IO	684	$197,302,376.34	68.72%	$288,453.77	644	82.27%	7.631%
30 Fixed 5Y-IO	27	5,855,533.83	2.04	216,871.62	646	82.07	7.897
3/1 ARM 5Y-IO	266	83,945,794.29	29.24	315,585.69	650	83.20	7.469
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	1	$252,000.00	0.09%	$252,000.00	641	80.00%	5.500%
5.501—6.000	35	12,096,829.33	4.21	345,623.70	668	79.44	5.855
6.001—6.500	71	22,605,254.95	7.87	318,383.87	665	78.76	6.320
6.501—7.000	168	55,027,038.17	19.17	327,541.89	650	80.17	6.811
7.001—7.500	193	54,948,636.38	19.14	284,707.96	650	81.57	7.319
7.501—8.000	221	57,748,217.23	20.11	261,304.15	637	82.68	7.756
8.001—8.500	133	38,105,745.76	13.27	286,509.37	641	84.46	8.282
8.501—9.000	82	26,281,679.70	9.15	320,508.29	642	84.96	8.772
9.001—9.500	37	10,315,222.02	3.59	278,789.78	630	89.23	9.272
9.501—10.000	23	6,694,930.95	2.33	291,083.95	622	91.45	9.736
10.001—10.500	8	1,551,999.97	0.54	194,000.00	642	92.72	10.273
10.501—11.000	4	1,191,150.00	0.41	297,787.50	622	94.40	10.780
11.001—11.500	1	285,000.00	0.10	285,000.00	595	95.00	11.100
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	25	$2,147,517.89	0.75%	$85,900.72	638	80.28%	8.100%
100,000.01—150,000.00	113	14,329,696.37	4.99	126,811.47	637	81.81	7.785
150,000.01—200,000.00	154	27,405,512.20	9.55	177,957.87	636	81.05	7.732
200,000.01—250,000.00	161	36,370,095.96	12.67	225,901.22	644	80.73	7.619
250,000.01—300,000.00	135	37,031,347.10	12.90	274,306.27	642	83.01	7.628
300,000.01—350,000.00	92	29,634,871.69	10.32	322,118.17	636	82.85	7.710
350,000.01—400,000.00	88	32,994,574.69	11.49	374,938.35	650	82.14	7.302
400,000.01—450,000.00	77	32,405,909.58	11.29	420,855.97	655	83.74	7.477
450,000.01—500,000.00	50	23,683,495.97	8.25	473,669.92	652	84.12	7.267
500,000.01—550,000.00	27	14,244,840.94	4.96	527,586.70	644	84.15	7.530
550,000.01—600,000.00	17	9,799,299.95	3.41	576,429.41	659	85.00	7.841
600,000.01—650,000.00	14	8,713,067.95	3.03	622,362.00	653	84.59	7.734
650,000.01—700,000.00	11	7,375,882.18	2.57	670,534.74	660	83.21	7.537
700,000.01—750,000.00	6	4,329,200.00	1.51	721,533.33	667	75.10	8.137
750,000.01—800,000.00	2	1,522,392.00	0.53	761,196.00	657	80.00	7.287
800,000.01—850,000.00	1	836,000.00	0.29	836,000.00	632	95.00	9.400
950,000.01—1,000,000.00	2	1,979,999.99	0.69	990,000.00	607	81.68	7.710
1,000,000.01 >=	2	2,300,000.00	0.80	1,150,000.00	670	77.89	7.842
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	25	$2,147,517.89	0.75%	$85,900.72	638	80.28%	8.100%
100,000.01—150,000.00	113	14,329,696.37	4.99	126,811.47	637	81.81	7.785
150,000.01—200,000.00	154	27,405,512.20	9.55	177,957.87	636	81.05	7.732
200,000.01—250,000.00	161	36,370,095.96	12.67	225,901.22	644	80.73	7.619
250,000.01—300,000.00	135	37,031,347.10	12.90	274,306.27	642	83.01	7.628
300,000.01—350,000.00	92	29,634,871.69	10.32	322,118.17	636	82.85	7.710
350,000.01—400,000.00	88	32,994,574.69	11.49	374,938.35	650	82.14	7.302
400,000.01—450,000.00	77	32,405,909.58	11.29	420,855.97	655	83.74	7.477
450,000.01—500,000.00	50	23,683,495.97	8.25	473,669.92	652	84.12	7.267
500,000.01—550,000.00	27	14,244,840.94	4.96	527,586.70	644	84.15	7.530
550,000.01—600,000.00	17	9,799,299.95	3.41	576,429.41	659	85.00	7.841
600,000.01—650,000.00	14	8,713,067.95	3.03	622,362.00	653	84.59	7.734
650,000.01—700,000.00	11	7,375,882.18	2.57	670,534.74	660	83.21	7.537
700,000.01—750,000.00	6	4,329,200.00	1.51	721,533.33	667	75.10	8.137
750,000.01—800,000.00	2	1,522,392.00	0.53	761,196.00	657	80.00	7.287
800,000.01—850,000.00	1	836,000.00	0.29	836,000.00	632	95.00	9.400
950,000.01—1,000,000.00	2	1,979,999.99	0.69	990,000.00	607	81.68	7.710
1,000,000.01 >=	2	2,300,000.00	0.80	1,150,000.00	670	77.89	7.842
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30.01—35.00	1	$219,999.98	0.08%	$219,999.98	613	34.38%	6.725%
35.01—40.00	1	175,000.00	0.06	175,000.00	615	38.04	7.990
40.01—45.00	3	684,699.98	0.24	228,233.33	640	43.24	6.426
45.01—50.00	5	1,144,000.00	0.40	228,800.00	632	48.84	6.667
50.01—55.00	8	2,177,999.99	0.76	272,250.00	632	51.88	7.782
55.01—60.00	6	1,329,099.96	0.46	221,516.66	636	58.55	6.919
60.01—65.00	17	5,030,799.95	1.75	295,929.41	639	63.58	6.949
65.01—70.00	33	9,615,308.42	3.35	291,372.98	643	68.57	7.122
70.01—75.00	28	8,422,279.95	2.93	300,795.71	646	73.79	7.146
75.01—80.00	517	145,665,676.32	50.74	281,751.79	651	79.90	7.395
80.01—85.00	76	25,201,139.04	8.78	331,593.93	643	84.44	7.533
85.01—90.00	159	48,474,588.45	16.88	304,871.63	639	89.63	7.941
90.01—95.00	123	38,963,112.42	13.57	316,773.27	639	94.80	8.270
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30.01—35.00	1	$219,999.98	0.08%	$219,999.98	613	34.38%	6.725%
35.01—40.00	1	175,000.00	0.06	175,000.00	615	38.04	7.990
40.01—45.00	3	684,699.98	0.24	228,233.33	640	43.24	6.426
45.01—50.00	5	1,144,000.00	0.40	228,800.00	632	48.84	6.667
50.01—55.00	8	2,177,999.99	0.76	272,250.00	632	51.88	7.782
55.01—60.00	5	1,080,599.96	0.38	216,119.99	622	58.53	7.084
60.01—65.00	17	5,030,799.95	1.75	295,929.41	639	63.58	6.949
65.01—70.00	32	9,200,308.43	3.20	287,509.64	643	68.52	7.109
70.01—75.00	27	8,126,379.96	2.83	300,977.04	647	73.76	7.086
75.01—80.00	63	18,677,660.69	6.51	296,470.80	634	79.51	7.421
80.01—85.00	66	21,621,389.08	7.53	327,596.80	641	84.43	7.505
85.01—90.00	157	47,824,528.48	16.66	304,614.83	639	89.47	7.919
90.01—95.00	137	44,389,654.18	15.46	324,012.07	642	92.86	8.164
95.01—100.00	455	126,750,683.78	44.15	278,572.93	653	80.16	7.411
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	389	$144,442,264.09	50.31%	$371,316.87	650	81.58%	7.418%
FL	93	21,587,713.60	7.52	232,125.95	646	82.65	7.806
NY	31	12,147,277.01	4.23	391,847.65	648	85.45	7.779
MD	41	11,999,968.65	4.18	292,682.16	640	84.98	7.608
NJ	37	11,944,997.04	4.16	322,837.76	642	86.25	7.765
AZ	48	11,653,135.19	4.06	242,773.65	649	80.59	7.578
WA	31	7,746,723.89	2.70	249,894.32	631	84.98	7.921
MN	34	6,535,278.50	2.28	192,214.07	642	81.51	7.675
HI	16	6,483,719.97	2.26	405,232.50	660	78.80	7.095
IL	30	6,434,686.58	2.24	214,489.55	638	86.31	8.044
NV	25	5,981,330.50	2.08	239,253.22	631	82.67	7.594
MA	17	5,121,156.68	1.78	301,244.51	651	81.22	8.056
TX	16	3,768,737.16	1.31	235,546.07	641	81.07	8.072
CO	17	3,434,603.63	1.20	202,035.51	646	81.73	7.518
PA	18	3,167,876.91	1.10	175,993.16	623	84.26	7.907
Other	134	24,654,235.06	8.59	183,986.83	634	84.41	7.896
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	1	$105,925.00	0.04%	$105,925.00	710	95.00%	10.100%
Primary Residence	949	280,233,336.50	97.61	295,293.29	645	82.49	7.565
Second Home	27	6,764,442.96	2.36	250,534.92	682	84.35	8.532
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	686	$201,557,043.08	70.20%	$293,814.93	644	82.37%	7.567%
Pud-Detached	139	43,819,830.49	15.26	315,250.58	646	82.85	7.703
Condo	86	21,779,403.88	7.59	253,248.88	658	83.35	7.678
2-4 Unit	32	11,751,910.07	4.09	367,247.19	659	81.21	7.304
Pud-Attached	33	7,967,366.94	2.78	241,435.36	641	84.99	7.691
Modular Home	1	228,150.00	0.08	228,150.00	617	74.80	7.990
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Purchase	461	$128,750,270.08	44.84%	$279,284.75	652	81.47%	7.621%
Cash Out	389	120,402,138.32	41.94	309,517.07	639	83.47	7.648
Rate/Term	127	37,951,296.06	13.22	298,829.10	646	83.20	7.292
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	647	$180,372,942.53	62.83%	$278,783.53	639	82.57%	7.297%
Limited Documentation	14	4,148,449.97	1.44	296,317.86	641	81.07	7.281
Stated Documentation	316	102,582,311.96	35.73	324,627.57	659	82.54	8.115
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
551—575	1	$364,500.00	0.13%	$364,500.00	570	90.00%	7.725%
576—600	78	20,526,630.84	7.15	263,161.93	592	84.69	7.888
601—625	283	79,069,158.12	27.54	279,396.32	613	82.52	7.768
626—650	271	76,508,839.51	26.65	282,320.44	638	82.74	7.648
651—675	170	55,275,649.86	19.25	325,150.88	661	81.25	7.462
676—700	89	26,969,732.45	9.39	303,030.70	688	82.74	7.445
701—725	47	14,824,289.71	5.16	315,410.42	712	83.86	7.011
726—750	26	9,121,414.02	3.18	350,823.62	737	83.10	7.289
751—775	8	2,822,289.95	0.98	352,786.24	759	80.46	7.470
776—800	3	1,430,000.00	0.50	476,666.67	784	73.50	5.878
801—825	1	191,200.00	0.07	191,200.00	804	80.00	8.225
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	222	$71,677,450.06	24.97%	$322,871.40	647	84.31%	8.207%
12	68	22,059,545.72	7.68	324,405.08	641	83.68	7.898
24	517	142,846,855.16	49.75	276,299.53	644	81.52	7.381
36	170	50,519,853.52	17.60	297,175.61	651	82.40	7.165
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
1.000	3	473,069.99	0.16	157,690.00	631	86.18	8.256
2.000	947	280,775,100.64	97.80	296,489.02	646	82.54	7.581
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
1.000	3	473,069.99	0.16	157,690.00	631	86.18	8.256
1.500	947	280,775,100.64	97.80	296,489.02	646	82.54	7.581
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
5.001—6.000	277	82,131,361.13	28.61	296,503.11	656	82.37	7.244
6.001—7.000	672	198,671,809.50	69.20	295,642.57	642	82.65	7.722
7.001—8.000	1	445,000.00	0.15	445,000.00	628	67.63	7.750
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
12.001—13.000	36	12,348,829.33	4.30	343,023.04	667	79.45	5.848
13.001—14.000	235	76,632,793.13	26.69	326,096.99	654	79.76	6.664
14.001—15.000	405	110,103,689.70	38.35	271,860.96	643	82.15	7.542
15.001—16.000	205	62,763,635.52	21.86	306,164.08	642	84.73	8.483
16.001—17.000	56	16,371,072.98	5.70	292,340.59	627	90.20	9.459
17.001—18.000	12	2,743,149.97	0.96	228,595.83	633	93.45	10.493
18.001—19.000	1	285,000.00	0.10	285,000.00	595	95.00	11.100
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5
Asset Backed Pass-Through Certificates	November 22, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
5.001—6.000	16	5,474,099.94	1.91	342,131.25	668	79.48	5.806
6.001—7.000	255	83,507,522.52	29.09	327,480.48	655	79.73	6.600
7.001—8.000	402	109,630,619.71	38.19	272,712.98	643	82.13	7.539
8.001—9.000	208	63,236,705.51	22.03	304,022.62	641	84.74	8.482
9.001—10.000	56	16,371,072.98	5.70	292,340.59	627	90.20	9.459
10.001—11.000	12	2,743,149.97	0.96	228,595.83	633	93.45	10.493
11.001—12.000	1	285,000.00	0.10	285,000.00	595	95.00	11.100
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
7/1/2008	1	169,520.31	0.06	169,520.31	642	80.00	7.900
8/1/2008	7	2,002,990.82	0.70	286,141.55	620	85.05	8.343
9/1/2008	16	4,784,439.62	1.67	299,027.48	627	84.80	8.068
10/1/2008	270	76,893,615.09	26.78	284,791.17	646	81.50	7.638
11/1/2008	385	112,365,910.50	39.14	291,859.51	644	82.65	7.596
12/1/2008	5	1,085,900.00	0.38	217,180.00	654	81.83	7.468
7/1/2009	2	480,349.99	0.17	240,175.00	615	87.12	8.364
8/1/2009	7	2,642,564.82	0.92	377,509.26	639	77.77	8.727
9/1/2009	33	12,881,144.06	4.49	390,337.70	649	87.56	7.747
10/1/2009	15	4,383,836.31	1.53	292,255.75	633	84.66	7.549
11/1/2009	202	61,291,993.52	21.35	303,425.71	652	82.23	7.327
12/1/2009	7	2,265,905.59	0.79	323,700.80	628	87.15	7.909
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.